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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Apple Computer, Inc.:

We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 2-70449, 2-77563, 2-85095, 33-00866, 33-23650, 33-31075, 33-40877, 33-47596, 33-57092, 33-57080, 33-53873, 33-53879, 33-53895, 33-60279, 33-60281, 333-07437, 333-23719, 333-23725, 333-60455, 333-82603, 333-93471, 333-37012, 333-52116, 333-61276, 333-70506, 333-75930, 333-102184 and 333-106421) and the registration statements on Forms S-3 (Nos. 33-23317, 33-29578 and 33-62310) of Apple Computer, Inc. of our report dated October 12, 2004 relating to the consolidated balance sheets of Apple Computer, Inc. and subsidiaries as of September 25, 2004 and September 27, 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended September 25, 2004, which report appears in the September 25, 2004 annual report on Form 10-K of Apple Computer, Inc. Our report refers to changes in accounting for asset retirement obligations and for financial instruments with characteristics of both liabilities and equity in 2003 and for goodwill in 2002.

/s/ KPMG LLP
Mountain View, California November 30, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm